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                                                           Exhibits 5.1 and 23.1


July 2, 1997


Board of Directors
Marketing Services Group, Inc.
400 Corporate Pointe, Suite 780
Culver City, CA  90230-7615


Re:    Marketing Services Group, Inc.
       Registration Statement On Form S-8


Ladies and Gentlemen:

         We have acted as special counsel to Marketing Services Group, Inc., a Nevada corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8, file number 333-_____ (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration and issuance by the Company of 3,991,562 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Company, including 2,991,562 shares authorized for issuance under the 1991 stock option plan, and 1,000,000 shares authorized for issuance under an executive employment agreement (as defined in the Registration Statement; the "Stock Plan" and the "Executive Employment Agreement", respectively).

         This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

         In connection with the opinions hereinafter given, we have examined copies of the following documents: (i) the Registration Statement, (ii) the Stock Plan, (iii) the Executive Employment Agreement, (iv) the Articles of Incorporation of the Company, as currently in effect, (v) the By-laws of the Company, as currently in effect, (vi) a specimen certificate representing the Shares and (vii) copies of certain resolutions adopted by the Board of Directors of the Company relating to, among other things, the Stock Plan, the Executive Employment Agreement and related matters.

         We have also examined originals or copies certified or otherwise identified to our satisfaction of such other corporate records and certificates of public officials as we have deemed necessary or advisable for the purposes of this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us.

         We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all matters contained therein, including, but not limited to, the officer's certificate attached hereto as Exhibit A.



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         Based upon and subject to the foregoing, and assuming (i) the conformity of the certificates representing the Shares to the form of specimen thereof examined by us, (ii) the due execution and delivery of such certificates, and (iii) the receipt of the consideration for the Shares designated in the Stock Plan and in the Executive Employment Agreement, as the cas emay be, we are of the opinion that the Shares have been duly authorized by requisite corporate action by the Company and, when issued, delivered and paid for in accordance with the terms and conditions of the Stock Plan and the Executive Employment Agreement, respectively, will be validly issued, fully paid and non-assessable.

         Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada.

         This opinion is intended solely for the use of the Company in connection with the registration of the Shares. It may not be relied upon by any other person or for any other purpose, or reproduced without the written consent of this firm; provided, however, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of person whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.


                                          Very truly yours,


                                          /s/ Lionel Sawyer & Collins
                                          --------------------------------------
                                          Lionel Sawyer & Collins



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